Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Announces Completion of Nine-Property Sale-Leaseback Transaction;
$34 Million in Net Proceeds Results in Significant Debt Repayment

MARIETTA, GA, Feb. 3, 2020 (GLOBE NEWSWIRE) -- BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building and industrial products in the United States, today announced that it has completed sale-leaseback transactions covering nine properties for aggregate net cash proceeds of $34 million, which were used to repay indebtedness under the Company’s term loan. The transactions closed on January 31, 2020.

Management Commentary

Mitch Lewis, President and Chief Executive Officer, stated, “I am pleased to announce the closing of these sale-leaseback transactions, which generated an additional $34 million in net cash proceeds for debt repayment. Generating value from our owned real-estate has been a key component in our deleveraging initiatives, and it is noteworthy that over the past twelve months, we have successfully executed on this aspect of our long-term strategic plan.”

Term Loan Information

Following the repayment described above, the balance of the Company’s term loan was approximately $85 million, which is well below the designated term loan principal balance of $95.3 million necessary to maintain the leverage covenant levels established in the third amendment to the Company’s term loan facility.

Amends Asset Based Revolving Credit Facility to Align Seasonal Reporting

In a separate and unrelated matter, the Company today announced the amendment of its Asset Based Revolving Credit Facility (the “Revolving Credit Facility”) due October 10, 2022, to better align advance rates with the seasonality associated with its business. No changes were made to facility size, maturity date, pricing or other material terms.

Supplemental Information

As the Company has noted previously, the calculation of the leverage ratio under its term loan facility for any period is generally determined by taking the Company’s “Consolidated Total Debt” and dividing it by the Company’s “Consolidated EBITDA,” as those terms are defined in the term loan agreement.

“Consolidated Total Debt” under the term loan agreement is generally determined by adding the balance of the Company’s term loan, the prior month’s average balance of its revolving credit facility, and its equipment finance lease liability, and reducing that amount by unrestricted cash up to $10 million. Following the term loan payment described above, the Company estimates that “Consolidated Total Debt” under the term loan agreement will range between $455 and $460 million for purposes of its fourth quarter 2019 leverage ratio.

Consolidated EBITDA is generally determined by taking the Adjusted EBITDA that the Company reports, and adding additional adjustments and add-backs specified by the term loan agreement. The Company anticipates that the adjustments and add-backs to Adjusted EBITDA for calculating Consolidated EBITDA under the term loan will be approximately $5 million to $7 million at the Company’s 2019 fiscal year end.

Additional Information on Sale-Leaseback Transactions

The Company sold nine distribution facilities to AIC Ventures, a private investment fund manager, in these sale-leaseback transactions, and entered into lease agreements for each of the properties for initial terms of 15 years, with multiple renewal options, demonstrating its long-term commitment to the markets where the facilities are located. The facilities included in the transactions are located in Akron, Ohio; Charlotte, North Carolina; Cincinnati, Ohio; Denville, New Jersey; Long Island, New York; Memphis, Tennessee; Pensacola, Florida; Portland, Maine; and San Antonio, Texas.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts

Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. These forward-looking statements include, but are not limited to, statements about our deleveraging initiatives and long-term strategic plan; the estimated range of the Company’s Consolidated Total Debt under its term loan agreement for purposes of its fourth quarter 2019 leverage ratio; the amount of anticipated adjustments and add-backs for calculating Consolidated EBITDA under the Company’s term loan agreement at its 2019 fiscal year end; and the Company’s commitment to local markets.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those listed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports led with the SEC from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to monetize real estate assets; our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; operational disruption in connection with the integration of acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; our ability to complete offerings under our shelf registration statement on favorable terms, or at all; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.